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                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES

                                                    State or Other
                                                    Jurisdiction of
           Subsidiary Name                          Incorporation
           ---------------                          ----------------
North Atlantic Pipeline Company, L.L.C.             Delaware
North Atlantic Pipeline Partners, L.P.              Delaware
North Atlantic Pipeline Partners, L.P.              Newfoundland, Canada
North Atlantic Pipeline Company                     Nova Scotia, Canada
Tatham Offshore (Jersey) Ltd.                       Jersey, Channel Islands
Tatham Offshore Canada Limited                      Nova Scotia, Canada
Berg Masters Limited                                Newfoundland Canada
North Atlantic Hydrocarbons Marketing, Inc.         Newfoundland, Canada
DeepFlex Production Services, Inc.                  Delaware
FPS II, Inc.                                        Delaware
FPS III, Inc.                                       Delaware
FPS IV, Inc.                                        Delaware
FPS V, Inc.                                         Delaware
FPS VI, L.L.C.                                      Delaware
DeepFlex Holdings, L.L.C.                           Delaware
RIGCO North America, L.L.C.                         Delaware
DeepFlex Production Partners, L.P.                  Delaware